Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 18, 2013, with respect to the consolidated financial statements, schedules and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2012, of NorthStar Realty Finance Corp. which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

New York, New York

May 31, 2013